Exhibit 10.2

FORM OF LOCK-UP AGREEMENT

THIS AGREEMENT is made as of ●, 2022

BETWEEN:

•	(the “Shareholder”)

- and -

CRESCO LABS INC., a company incorporated under the laws of the Province of British Columbia (the “Purchaser”)

RECITALS:

WHEREAS, the Purchaser proposes to acquire all of the issued and outstanding common shares and proportionate voting shares (collectively, the “Purchased Securities”) of Columbia Care Inc. (the “Company”) pursuant to a proposed statutory plan of arrangement (the “Arrangement”) under the Business Corporations Act (British Columbia) to be completed pursuant to the terms of an arrangement agreement (the “Arrangement Agreement”) to be entered into between the Purchaser and the Company;

AND WHEREAS, the Shareholder is the registered or beneficial owner, directly or indirectly, of the number Purchased Securities (and other securities convertible, exchangeable or exercisable into Purchased Securities) as listed in Schedule A hereto which Purchased Securities will, if the Arrangement is completed, be exchanged for subordinate voting shares of the Purchaser (“Purchaser Shares”);

AND WHEREAS, in connection with the Arrangement, it is proposed that certain shareholders of the Company will agree to have their Subject Securities (as defined below) locked up for a period of up to 240 days following the closing of the Arrangement;

AND WHEREAS, the Shareholder recognizes that the Arrangement will result in a benefit to it;

AND WHEREAS, this Agreement sets out the terms and conditions of the agreement of the Shareholder to abide by the covenants in respect of the Subject Securities and the other restrictions and covenants set forth herein;

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged) the parties hereto agree as follows:

1.	The Shareholder hereby agrees that it will not for the applicable Lock-up Period, directly or indirectly;

a.	sell, offer, contract or grant any option or right to sell, pledge, transfer, or otherwise dispose of Subject Securities, whether of record or beneficially;

b.

monetize, or engage in any swap or hedging transaction, or enter into any form of agreement, arrangement or understanding the effect of which is to alter, directly or indirectly, the Shareholder’s economic interest in, or economic exposure to, the Subject Securities; or

c.	publicly announce an intention to do any of the foregoing

(collectively a “Transfer”).

2.	For purposes of this Agreement:

a.	“Subject Securities” means 90% of the Purchaser Shares to be received by the Shareholder under the Arrangement; and

b.	“Lock-up Period” means the period commencing on the closing date of the Arrangement and expiring;

i.	in respect of the first 25% of the Subject Securities, the date that is 60 days following the closing of the Arrangement;

ii.	in respect of the second 25% of the Subject Securities, the date that is 120 days following the closing of the Arrangement;

iii.	in respect of the third 25% of the Subject Securities, the date that is 180 days following the closing of the Arrangement; and

iv.	in respect of the balance of the Subject Securities, the date that is 240 days following the closing of the Arrangement.

3.

Notwithstanding the restrictions on Transfers of Subject Securities described above, the undersigned may undertake any of the following Transfers of Subject Securities during the applicable Lock-up Period:

a.

by way of pledge or security interest, provided that the pledgee or beneficiary of the security interest agrees in writing with the Purchaser to be bound by this Agreement for the remainder of the applicable Lock-up Period;

b.

a Transfer to a spouse, parent, child or grandchild of, or corporations, partnerships, limited liability companies or other entities controlled by, the Shareholder or a trust or account (including RRSP, RESP, RRIF or similar account) existing for the benefit of such person or entity, so long as such person or entity agrees in writing with the Purchaser to be bound by this Agreement for the remainder of the applicable Lock-up Period and, in the case of corporations, partnerships, limited liability companies or other entities controlled by, the Shareholder, so long as such entity remains controlled by the Shareholder for the remainder of the applicable Lock-up Period;

c.

a Transfer pursuant to a bona fide take-over bid, merger, plan of arrangement or other similar transaction made to all holders of Purchaser Shares, involving a change of control of the Purchaser, provided that in the event that the take-over bid, merger, plan of arrangement or other such transaction is not completed, the Subject Securities owned by the undersigned shall remain subject to the restrictions contained in this Agreement;

d.

Transfers of Subject Securities for the sole purpose of paying taxes that become due and payable upon the vesting of an equity incentive held by the Shareholder at the closing of the Arrangement, provided that the Shareholder has sold all of the free trading Purchaser Shares received by the Shareholder upon closing of the Arrangement and the proceeds of such sales are insufficient to pay such taxes; and provided further that the Shareholder provides notice to the Purchaser of the number of Subject Securities sold pursuant to this exemption; and

e.	Transfers occurring by operation of law or in connection with transactions as a result of the death or incapacitation of the Shareholder.

4.

The Shareholder hereby represents and warrants that it has full power and authority to enter into this Agreement and that, upon request, it will execute any additional documents necessary or desirable in connection with the enforcement hereof.

5.

This Agreement is irrevocable and will be binding on the Shareholder and its respective successors, assigns, and, if applicable, its heirs and personal representatives, provided however that the undersigned shall not assign this Agreement without the prior written consent of Purchaser.

6.

This Agreement shall be governed and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. All matters relating hereto shall be submitted to the court of appropriate jurisdiction in the Province of British Columbia, Canada, for the purpose of this Agreement and for all related proceedings.

7.	This Agreement will terminate on the close of trading on the date that the last Lock-up Period expires.

8.

This Agreement may be executed in any number of counterparts, each of which when delivered, either in original or facsimile form, shall be deemed to be an original and all of which together shall constitute one and the same document.

[Signature Page to Follow]

Dated this 23rd day of March, 2022

CRESCO LABS INC.

Per:
Name:
Title:

________________________________________

(Name Shareholder )

By: _____________________________

(Authorised signatory)

Name: _______________________________________

Title: ________________________________________

SCHEDULE A

Security Ownership

Name	Number of Company Common Shares	Number of Company Restricted Share Units	Number of Company Performance Share Units	Number of Company Proportionate Voting Shares
•	•	•	•	•